SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    Form 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


      Date of Report (Date of earliest event reported) November 17, 1998
                                                       -----------------

           PaineWebber Income Properties Seven Limited Partnership
           -------------------------------------------------------
            (Exact name of registrant as specified in its charter)

     Delaware                        0-15037                      04-2870345
--------------------------------------------------------------------------------
(State or other jurisdiction)      (Commission                 (IRS Employer
      of incorporation             File Number)              Identification No.)



265 Franklin Street, Boston, Massachusetts                            02110
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (617) 439-8118


            (Former name or address, if changed since last report)

                                FORM 8-K
                             CURRENT REPORT

        PAINEWEBBER INCOME PROPERTIES SEVEN LIMITED PARTNERSHIP

ITEM 2 - Disposition of Assets

   Colony Square Shopping Center - Mount Prospect, Illinois

   Disposition Date - November 17, 1998

      On November 17, 1998, Chicago Colony Square Associates, a joint venture in which the Partnership has an interest, sold its operating investment property, the Colony Square Shopping Center, located in Mount Prospect, Illinois, to an unrelated party for $2.3 million. The sale generated net proceeds of approximately $1,014,000, after the repayment of the outstanding first mortgage loan of approximately $864,000, accrued interest of approximately $13,000 (including a prepayment penalty of $9,000), closing proration adjustments of approximately $221,000 and closing costs of approximately $188,000. The Partnership received 100% of the net proceeds in accordance with the terms of the joint venture agreement. The Partnership is expected to make a special distribution of the net proceeds from the sale of Colony Square to the Limited Partners by December 15, 1998.

      As previously reported, the Partnership and its co-venture partner had begun exploring potential opportunities for the sale of the Colony Square property. As part of that plan, discussions were held with real estate brokerage firms with a specialty in small retail centers like Colony Square. During the third quarter of fiscal 1998, the Partnership and its co-venture partner selected a real estate brokerage firm to begin marketing this asset for sale. Subsequently, an offer was received to purchase the Colony Square Shopping
Center from a prospective third-party buyer that met the Partnership's and co-venture partner's sale criteria. A purchase and sale agreement was signed on July 9, 1998 with this prospective buyer, and the transaction closed on November 17, 1998, as described above.

     With the sale of Colony Square, the Partnership now has one remaining real estate investment, the Colony Apartments. This property is currently being actively marketed for sale, and the Partnership expects to sign a purchase and sale agreement prior to the end of calendar 1998. This would allow for the completion of a liquidation of the Partnership by March 31, 1999. However, since the sale of the Colony Apartments property remains contingent upon, among other things, negotiation of a definitive sales agreement and satisfactory completion of the buyer's due diligence, there are no assurances that the sale of the final asset and the liquidation of the Partnership will be completed within this time frame.

ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements:  None

   (b)   Exhibits:

      (1) Purchase and Sale Agreement by and between Chicago Colony Square Associates and Keiko Iseda or Nominee, dated July 9, 1998.

      (2) First Amendment to Purchase and Sale Agreement by and among Chicago Colony Square Associates, Keiko Iseda and Hanjo, L.L.C. dated September 1, 1998.

      (3) Second Amendment to Purchase and Sale Agreement by and among Chicago Colony Square Associates and Hanjo, L.L.C., dated October 27, 1998.

                                FORM 8-K

                             CURRENT REPORT

        PAINEWEBBER INCOME PROPERTIES SEVEN LIMITED PARTNERSHIP



      (4) Special Warranty Deed by Chicago Colony Square Associates to Hanjo, L.L.C., dated November 17, 1998.

      (5) Assignment and Assumption of Leases and Security Deposits by and between Chicago Colony Square Associates and Hanjo, L.L.C., dated November 17, 1998.

      (6) Assignment and Assumption of Contracts and Intangibles by and between Chicago Colony Square Associates and Hanjo, L.L.C., dated November 17, 1998.

      (7) Bill of Sale from Chicago Colony Square Associates to Hanjo, L.L.C. dated November 17, 1998.

      (8) Closing Statement between Chicago Colony Square Associates and Hanjo, L.L.C., dated November 17, 1998.

                                FORM 8-K

                             CURRENT REPORT

        PAINEWEBBER INCOME PROPERTIES SEVEN LIMITED PARTNERSHIP




                               SIGNATURES



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

        PAINEWEBBER INCOME PROPERTIES SEVEN LIMITED PARTNERSHIP
                              (Registrant)


                              By:  Seventh Income Properties Fund, Inc.


                              By: /s/ Walter V. Arnold
                                  -------------------
                                  Walter V. Arnold
                                  Chief Financial Officer and
                                  Senior Vice President







Date:  November 30, 1998

                           PURCHASE AND SALE AGREEMENT
                                 BY AND BETWEEN
                    CHICAGO COLONY SQUARE ASSOCIATES (SELLER)
                                       AND
                         KEIKO ISEDA OR NOMINEE (BUYER)

                                TABLE OF CONTENTS

                                                                      Page

ARTICLE 1     DEFINITIONS                                               1
              -----------

ARTICLE 2     PURCHASE AND SALE                                         1
              -----------------

ARTICLE 3     PURCHASE PRICE; DEPOSIT; ADJUSTMENTS                      2
              ------------------------------------

ARTICLE 4     PRECLOSING OPERATION                                      4
              --------------------

ARTICLE 5     ACCESS, INSPECTION, DILIGENCE                             5
              -----------------------------

ARTICLE 6     TITLE, SURVEY, CONDITIONS AND REPRESENTATIONS             10
              ---------------------------------------------

ARTICLE 7     CLOSING                                                   12
              -------

ARTICLE 8     CASUALTY AND CONDEMNATION                                 14
              -------------------------

ARTICLE 9     BROKERAGE COMMISSIONS                                     15
              ---------------------

ARTICLE 10    DEFAULT, TERMINATION AND REMEDIES                         15
              ---------------------------------

ARTICLE 11    MISCELLANEOUS                                             16
              -------------

ARTICLE 12    IRS FORM 1099-S DESIGNATION                               20
              ---------------------------

SCHEDULE A        Legal Description of the Real Property
SCHEDULE B        Description of Personal Property and Intangible Property
SCHEDULE C        Rent Roll
SCHEDULE D        1099 Designation Agreement
SCHEDULE E        Form of Tenant Estoppel Certificate
SCHEDULE F        Form of Escrow Provisions
SCHEDULE G        Form of Warranty Deed
SCHEDULE H        Form of Bill of Sale
SCHEDULE I        Form of Assignment and Assumption of Leases
SCHEDULE J        Form of Assignment and Assumption of Contracts and Intangibles
SCHEDULE K        Form of Certificate of Non-Foreign Status

                           Purchase and Sale Agreement


      This Purchase and Sale Agreement (this Agreement) is entered into as of the 9th day of July, 1998 by and between Seller and Buyer, upon the following terms and conditions:


                                    ARTICLE 1
                                   DEFINITIONS

      References in this Agreement to the following terms shall have the following meanings:

BUYER:                  Keiko Iseda or Nominee
------

SELLER:                 Chicago Colony Square Associates, an Illinois
------                  general partnership

PROPERTY:               The Real Property and Personal Property
--------                constituting Colony Square Shopping Center,
                        Mount Prospect, Illinois

REAL PROPERTY:          The land and the buildings, structures,
-------------           improvements and fixtures (collectively, the
                        Improvements) now located thereon and the rights appurtenant thereto, all as more particularly described in Schedule A attached hereto

PERSONAL PROPERTY:      The personal and intangible property, if any,
-----------------       described in Schedule B attached hereto

PURCHASE PRICE:         $2,300,000.00
--------------

TITLE COMPANY:          Ticor Title Insurance Company
-------------


                                    ARTICLE 2
                                PURCHASE AND SALE

      2.1 In consideration of the undertakings and mutual covenants of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller hereby agrees to sell and convey the Property to Buyer and Buyer hereby agrees to buy and pay the Purchase Price for the Property on the terms and conditions contained herein.

                                    ARTICLE 3
                      PURCHASE PRICE; DEPOSIT; ADJUSTMENTS

      3.1 The Purchase Price shall be as specified in Article 1 above and shall be paid on the Closing Date (as hereinafter defined) by wire transfer of immediately available federal funds, subject to adjustment to reflect application of the Escrowed Amount, including interest on the Escrowed Amount, and such other adjustments herein contained.


      3.2 Buyer shall within two (2) business days after Seller has delivered to Buyer a fully executed copy of this Agreement, deposit with the Title Company the sum of Fifty Thousand Dollars ($50,000.00) (the Escrowed Amount) to secure Buyer's obligations under this Agreement. The Escrowed Amount shall be held by the Title Company in an interest-bearing account pursuant to the terms of this Agreement and pursuant to the terms of the Escrow Provisions contained in Schedule F attached hereto and made a part hereof. Additionally, concurrently with the execution of this Agreement, Buyer shall deliver to Seller the sum of One Hundred Dollars ($100.00) (the Inspection Fee) as consideration for Buyer's information review and property inspection rights set forth herein. The Inspection Fee shall remain the property of Seller in all instances.

      3.3 All real estate taxes, assessments, special taxes, special assessments and any other tax or assessment attributable to the Property through the Closing Date shall be prorated and adjusted as of the Closing Date unless such items are paid directly by tenants to the applicable taxing authority, in which case no adjustment or proration shall be made for the items paid directly by the tenants. If the tax statements for the fiscal year during which the Closing Date occurs are not finally determined, then the tax figures for the immediately prior fiscal year multiplied by 107.5% shall be used for the purposes of prorating taxes on the Closing Date, provided that there shall be no further adjustment to be made after the Closing Date. Any tax refunds or proceeds (including interest thereon) on account of a favorable determination resulting from a challenge, protest, appeal or similar proceeding relating to taxes and assessments relating to the Property (i) for all tax periods occurring prior to the applicable tax period in which the Closing occurs shall be retained by and paid exclusively to Seller and (ii) for the applicable tax period in which the Closing occurs shall be prorated as of the Closing Date after reimbursement to Seller and Buyer, as applicable, for all fees, costs and expenses (including reasonable Attorney's and consultants fees) incurred by Seller or Buyer, as applicable, in connection with such proceedings such that Seller shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period prior to the Closing Date and Buyer shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period from and after the Closing Date. Neither Seller nor Buyer shall settle any tax protests or proceedings in which taxes for the tax period for which the other party is responsible are being adjudicated without the consent of such party, which consent should shall not be unreasonably withheld, conditioned or delayed. Buyer and Seller shall cooperate in pursuit of any such proceedings and in responding to reasonable requests of the other for information concerning the status of and otherwise relating to such proceedings; provided, however, that neither party shall be obligated to incur any out-of-pocket fees, costs or expenses in responding to the requests of the other. In no event shall any such proceeding be commenced by Seller following the Closing Date without Buyer's prior written consent; provided, however, that Seller shall be entitled to continue its existing proceeding.

      3.4 Prepaid or past due amounts under any Contracts (as defined in Section
5.2 below) which are assigned to Buyer at Closing shall be prorated and adjusted as of the Closing Date.

      3.5 Seller shall cause all meters for electricity, gas, water, sewer or other utility usage at the Property to be read on the Closing Date, and Seller shall pay all charges for such utilities which have accrued on or prior to the Closing Date; provided, however, that if and to the extent such charges are paid directly by tenants, no such reading or payment shall be required. If the utility companies are unable or refuse to read meters for which payment by Seller is required, all charges for such utilities to the extent unpaid shall be prorated and adjusted as of the Closing Date based on the most recent bills therefor. Seller shall provide notice to Buyer within five (5) days before the Closing Date setting forth (i) whether utility meters will be read as of the Closing Date and (ii) a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of the Closing Date. If the meters cannot be read as of the Closing Date and, therefore, the most recent bill is used to prorate and adjust as of the Closing Date, then to the extent that the amount of such prior bill proves to be more or less than the actual charges for the period in question, a further adjustment shall be made after the Closing Date as soon as the actual charges for such utilities are available.

      3.6 Collected rents for the then current period; security deposits which have not been previously applied by Seller; prepaid rentals; collected or prepaid common area maintenance charges; collected or prepaid promotional charges; collected or prepaid service charges; collected or prepaid tax charges, and all other collected or prepaid incidental expenses and charges paid by tenants shall be apportioned and full value shall be adjusted as of the Closing Date, and the net amount thereof, if in favor of Seller, shall be added to the Purchase Price, or if in favor of Buyer, shall be deducted from the Purchase Price. From and after Closing all security deposits credited to Buyer shall thereafter be deemed transferred to Buyer and Buyer shall assume and be solely responsible for the payments of security deposits (for which Buyer was credited at Closing) to tenants in accordance with the Leases (as hereinafter defined) and applicable law. Seller shall be entitled to retain and/or receive a credit for any utility deposits and any deposits for third parties under any of the Contracts (as hereinafter defined).

            3.6.1 All rentals and other tenant charges payable in arrears and uncollected and all other uncollected rents (including, but not limited to, percentage rents, common area maintenance charges and real estate tax charge annual adjustments thereto) for the current and prior rental periods, less the reasonable expenses of collection thereof, shall be apportioned (if and when collected by either party); provided, however, that Buyer shall proceed in a commercially reasonable manner consistent with Buyer's customary practice for tenants owing past due rent to it to collect such uncollected rents from existing tenants listed on the Rent Roll (as hereinafter defined); provided that Buyer shall not be obligated to commence suit against any tenant and Buyer shall first apply rents subsequently received to rent due and owing for rental periods accruing after the Closing Date. Buyer shall not settle or release (i) tenants from any obligations for such uncollected rents or (ii) rights under any claims listed in Section 3.6.2 below, in each case, without Seller's prior written approval. Buyer shall provide Seller with written evidence of its collection efforts, such evidence shall include, but not be limited to providing copies of letters and invoices to tenants, copies of reports regarding follow-up efforts and cash receipts and aged delinquency reports. Buyer shall provide such written evidence of its collection efforts within fifteen (15) days of demand therefor provided that Seller may request such evidence no more than on a quarterly basis. Seller shall agree not to commence suit against tenants listed on the Rent Roll for obligations owed to it unless Buyer fails to fulfill its obligations under this Section 3.6.1.

            3.6.2 Seller shall retain all rights to all refunds, receivables, past due rent and claims, including, but not limited to, termination fees or damages from all former tenants or occupants of the Property which are not listed on the Rent Roll, causes of action and rights of reimbursement from third parties, bonds, accounts receivable and any other claims for payments Seller may have to the extent arising or relating to the period prior to the Closing.

            3.6.3 In the event, on the Closing Date, the precise figures necessary for any of the foregoing adjustments are not capable of determination, then, at Buyer's option, those adjustments shall be made either (i) on the basis of good faith estimates of Seller and Buyer using currently available information, and final adjustments shall be made promptly after precise figures are determined or available or (ii) when all information for all final adjustments are determined or available.

      3.7 At the Closing, Seller shall pay the amount due for (a) state and county transfer tax (or any tax substituted therefor) imposed in connection with the consummation of the transaction contemplated hereby (the Transfer Tax); (b) recording charges for documents to clear title, evidence Seller's authority or enable Seller to convey; (c) Seller's Attorney's fees; (d) the cost of the standard owners title insurance policy referred to in Article 6, below; (e) the cost of the ALTA survey referred to in Article 6, below; and (f) the cost of the Phase I environmental study referred to in Article 6, below.

      3.8 At the Closing, Buyer shall pay for (a) any local tax or mortgage tax other than the Transfer Tax; (b) charges to record the deed, and evidence of Buyer's existence or authority; (c) survey charges; (d) Buyer's Attorney's fees and all costs related to Buyer's due diligence; and (e) costs as to additional title insurance coverages or endorsements, including the cost of a new lenders title policy.

      3.9   The provisions of this Article 3 shall survive the Closing.


                                    ARTICLE 4
                              PRECLOSING OPERATION

      4.1 A rent roll prepared by Seller's property manager (the Rent Roll) containing a list of all current occupants of the Property is attached hereto as Schedule C. The leases listed on the Rent Roll, together with leases entered into pursuant to this Article 4 are collectively referred to herein as the Leases.

      4.2 Seller shall not, after the date hereof; (i) enter into any new Leases or materially amend or terminate any existing Leases, (ii) enter into or modify any service contracts, operating agreements, or reciprocal easement agreements,
(iii) alter the zoning classification of the Property or (iv) materially alter any Improvements, without the written consent of Buyer in any such instance, which consent shall not be unreasonably withheld or delayed. If Buyer does not notify Seller in writing of its denial of consent within five (5) days after written request therefor from Seller, Buyer shall be deemed to have consented to such requested action. In the event Buyer denies its consent, Buyer shall specify its reasons for denial in its written notice thereof. In the event Seller's requested action with respect to a Lease is consented to or deemed consented to by Buyer, Buyer shall pay for tenant improvements and leasing commissions as disclosed on Seller's request for consent.

      4.3 At all times prior to Closing, Seller shall continue (a) to conduct business with respect to the Property in the same manner in which said business has been heretofore conducted and (b) to insure the Property substantially as currently insured.

      4.4 Buyer shall, by written notice to Seller, on or before the Diligence Date, identify any Contracts (as defined in Section 5.2 below) which it elects to have assigned to it and therefore will assume. Buyer shall be deemed to have elected not to assume any Contracts which are not identified as to be assigned and assumed. Seller shall terminate any Contracts at Closing which are not identified by Buyer as specified in this section as to be assigned and assumed at Closing, provided that such Contracts may be terminated without cost or liability to Seller.

      4.5 Seller shall use commercially reasonable efforts to obtain tenant estoppel certificates, from all tenants currently occupying their space under the Lease in the form attached hereto as Schedule E or in a form reasonably acceptable to Buyer's lender. Seller shall not be obligated to expend more than nominal funds or commence litigation in pursuit of such estoppel certificates and receipt of such estoppel certificates shall not be a condition precedent to Closing.

                                    ARTICLE 5
                          ACCESS, INSPECTION, DILIGENCE

      5.1 Seller agrees that Buyer and its authorized agents or representatives shall be entitled to enter upon the Real Property and the Improvements during normal business hours after three (3) days advance written notice to Seller (in each case subject to the rights of tenants under the Leases) to make such reasonable investigations, studies, and tests as Buyer deems necessary or advisable; provided, however, that Buyer shall not be permitted to conduct physical testing or conduct interviews with tenants without Seller's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Seller shall use its commercially reasonable efforts to make its personnel available for such inspections or interviews upon three (3) days prior written notice. Seller's prior written approval for physical inspections may be conditioned on receipt of a detailed description of the proposed physical inspection, a list of the contractors who will be performing the physical inspection, evidence of insurance satisfactory to Seller, and such other information as Seller reasonably requires in connection with such proposed inspection. Buyer may not interview tenants unless a duly authorized representative of Seller accompanies Buyer. Seller also agrees to make available to Buyer during normal business hours upon advance written notice to Seller all books, records, plans, building specifications, contracts, agreements or other instruments or documents contained in Seller's files relating to the construction, operation and maintenance of the Property and the files of the current manager of the Property that relate to the Property.

      5.2 Seller shall provide Buyer, promptly after Seller's execution of this Agreement, with copies of all (i) Leases and (ii) all maintenance, service, supply, vendor, equipment rental, management and leasing contracts affecting the Property (collectively, the Contracts) which it has in its files and shall instruct its property manager to make such Leases and Contracts available to Buyer for inspection. To the extent Seller has any of the following in its possession or control, Seller agrees to make the same available for inspection by Buyer or its agents:

            (a) Copies of property tax bills and assessment notices for the preceding year and the current year.

            (b) Copies of insurance policies and premiums.

            (c) Copies of as-built plans and specifications,  soil reports, plot
      plans,   site  plans,   building   plans,   and  Illinois   Department  of
      Transportation traffic and highway plans.

            (d) Copies of guarantees associated with any Lease.

            (e) Explanation of how tenants are billed for utility costs including water and trash removal.

            (f) Operating statements of the Property for the last three (3) full years and the current year to date.

            (g) Copies of Certificate(s) of Occupancy.

            (h) Copies of tax bills for the last three (3) years.

            (i) Engineering and physical inspection reports on the Property.

            (j) Financial statements and credit conditions of all tenants.

            (k) Sales history on all tenants for preceding three years.

            (l) Copies of all existing mortgage information.

            (m) Listing of all capital expenditures of $10,000 or more for the last three (3) years.

            (n) Copies of all environmental reports, correspondence or information pertaining to the Property as well as any adjoining property or properties in the area(s) that have or are suspected of having environmental problems.

            (o) Listing of tenants security deposits.

            (p) List of all tenant bad-debt write-offs for the last full year and the current year-to-day.

            (q) Information regarding any pending litigation.

            (r) Copies of any prior or pending tax appeals.

            (s) List of accounts receivable as of the date of this Agreement.

            (t) Historical tenant billing statements.

            (u) List of premises address for each tenant.

            (v) Copies of all correspondence from governmental agencies.

            (w) Copies of all correspondence from each tenant.

            (x) Information regarding any pending zoning changes.

      Leases, Contracts and the documents described in this Section 5.2 shall be referred to collectively as the Information Materials. Buyer shall notify Seller within three (3) days of receipt of the Information Materials whether any Information Materials are missing. Seller makes no representation or warranty whatsoever regarding the existence or availability of the foregoing and Seller shall not be obligated to create or obtain any of the foregoing which are not in existence and available to Seller. To the extent that any of these items do not exist or are not in Seller's possession or at its reasonable disposal, Seller will send a side letter to Buyer so stating. Buyer acknowledges and agrees that any and all information, documents, surveys, studies and reports provided to Buyer are provided for informational purposes only and do not constitute representations or warranties of Seller of any kind.

      5.3 Buyer shall promptly commence and actively pursue its due diligence on the Property, including, but not limited to the following items:

            (a)   Review of title and survey matters;

            (b)   Review of Contracts and Information Materials;

            (c) Obtain and review engineering reports on structural condition of the mechanical systems;

            (d) Obtain and review environmental reports on oil, hazardous waste, and asbestos;

            (e) Review of applicable zoning and other land use controls, and other permits, licenses, permissions, approvals and consents;

            (f)   Conduct tenant interviews, subject to Section 5.1 above;

            (g)   Review of all Leases affecting the Property;

            (h) Review zoning and building code changes that may affect future tenants; and

            (i) Obtain and review an appraisal of the Property.

      Buyer shall complete its due diligence including, but not limited to the foregoing, no later than thirty (30) days after the date of this Agreement (the Diligence Date), which Diligence Date may be extended pursuant to the provisions of this Section 5.3. In the event that Buyer's due diligence shall reveal any matters which are not acceptable to Buyer in Buyer's sole and absolute discretion for any reason or for no reason, Buyer may elect, by written notice to Seller, received by Seller on or before the Diligence Date, not to proceed with this purchase, in which event this Agreement shall terminate, the Escrowed Amount and all interest on the Escrowed Amount shall be returned to Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination); provided, however, that the Inspection Fee shall remain the property of Seller. In the event Buyer does not terminate this Agreement on or before the Diligence Date, the Escrowed Amount shall become nonrefundable.

      Notwithstanding anything to the contrary contained herein, if, as of the Diligence Date, Buyer has not completed its due diligence, then Buyer may extend the Diligence Date for an additional fifteen (15) days (the Extended Diligence
Date) by providing written notice to Seller of such election, provided that Buyer shall deposit with the Title Company the sum of Twenty-Five Thousand Dollars ($25,000.00) (the Additional Escrowed Amount). If Buyer elects to extend the Diligence Date, references throughout this Agreement to the Diligence Date shall be deemed to refer to the Extended Diligence Date and references to the Escrowed Amount shall be deemed to include the Additional Escrowed Amount.

      Buyer acknowledges that as of the Closing it will have had an opportunity to conduct diligence on the Property and is acquiring the Property in its current condition based on its diligence. Buyer further acknowledges that neither Seller nor its employees, agents or representatives have made any representation or warranty as to the condition of the Property or the presence or absence of any hazardous materials on, in, under or within the Property or a portion thereof which survive the Closing hereunder except as expressly provided in this Agreement. THE BUYER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS TO BE CONVEYED BY SELLER TO BUYER AS IS, WITH ALL FAULTS, AND SUBSTANTIALLY IN ITS CURRENT CONDITION. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY CONTAINED IN THIS AGREEMENT, NEITHER SELLER NOR ANY AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF SELLER (OR PURPORTED AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF SELLER) HAS MADE ANY GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND SELLER SHALL NOT HAVE ANY LIABILITY WHATSOEVER) AS TO THE VALUE, USES, HABITABILITY, CONDITION, DESIGN, OPERATION, FINANCIAL CONDITION OR PROSPECTS, OR FITNESS FOR PURPOSE OR USE OF THE PROPERTY (OR ANY PART THEREOF) OR THE INFORMATION MATERIALS NOT PREPARED BY SELLER, OR ANY OTHER GUARANTEE, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PORTION OF THE PROPERTY (OR ANY PART THEREOF) OR THE INFORMATION MATERIALS SUPPLIED TO BUYER. FURTHER, SELLER SHALL HAVE NO LIABILITY FOR ANY LATENT, HIDDEN, OR PATENT DEFECT AS TO THE PROPERTY OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS. IN PARTICULAR, BUYER ACKNOWLEDGES AND AGREES THAT THE INFORMATION MATERIALS PROVIDED UNDER THIS AGREEMENT (AND ANY OTHER INFORMATION BUYER MAY HAVE OBTAINED REGARDING IN ANY WAY ANY OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, ITS OPERATIONS OR ITS FINANCIAL HISTORY OR PROSPECTS FROM SELLER OR ITS AGENTS, EMPLOYEES OR OTHER REPRESENTATIVES BUT NOT INCLUDING INFORMATION PREPARED BY SELLER) IS DELIVERED TO BUYER AS A COURTESY, WITHOUT REPRESENTATION OR WARRANTY AS TO ITS ACCURACY OR COMPLETENESS (EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT), AND NOT AS AN INDUCEMENT TO ACQUIRE THE PROPERTY; THAT NOTHING CONTAINED IN SUCH DELIVERIES SHALL CONSTITUTE OR BE DEEMED TO BE A GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN ANY REGARD AS TO ANY OF THE PROPERTY (EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT); AND THAT BUYER IS RELYING ONLY UPON THE PROVISIONS OF THIS AGREEMENT AND ITS OWN INDEPENDENT ASSESSMENT OF THE PROPERTY AND ITS PROSPECTS IN DETERMINING WHETHER TO ACQUIRE THE PROPERTY. The provisions of this paragraph shall survive the Closing.

      5.4 Return of Documents. If this Agreement is terminated for any reason whatsoever, Buyer shall promptly deliver to Seller all documents, plans, surveys, contracts, Leases and the like delivered to Buyer or Buyer's agents, representatives or designees by Seller or Seller's agents, representatives or employees pursuant to this Agreement. In addition, Buyer shall promptly deliver to Seller copies of all materials prepared by third-parties obtained in connection with Buyer's diligence. The return of the Escrowed Amount to Buyer under this Agreement shall be contingent upon Buyer's fulfillment of the obligations under this Section 5.4.

      5.5 Confidentiality. Each party hereto agrees to maintain in confidence, and not to discuss with or to disclose to any person or entity who is not a party to this Agreement, any material term of this Agreement or any aspect of the transactions contemplated hereby, except as provided in this Section. Seller may publicly disclose the existence of this Agreement provided that the identity of Buyer is not disclosed. Each party hereto may discuss with and disclose to its directors, officers and employees, accountants, Attorney's, existing or prospective lenders, investment bankers, underwriters, rating agencies, partners, consultants and other advisors to the extent such parties reasonably need to know such information and are bound by a confidentiality obligation identical in all material respects to the one created by this Section.
Additionally, each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the Securities and Exchange Commission or in order to comply with any securities law or interpretation thereof. This provision shall survive termination of this Agreement but shall terminate upon Closing. Buyer and Seller do not contemplate issuing a press release until after the Diligence Date. Any press release to be made regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Buyer and Seller, respectively both as to timing and content. Buyer agrees that neither it nor any affiliate will acquire or enter into any agreement to acquire, either directly or indirectly any interest in Seller.

      5.6 Indemnity. If any inspection or test disturbs any of the Property, Buyer will restore the Property to substantially the same condition as existed prior to any such inspection or test. Buyer shall keep the Property free and clear of any liens and will indemnify, defend, and hold Seller harmless from all losses, costs and damages including reasonable Attorney's fees incurred by Seller as a result of such entry or investigation by or on behalf of Buyer other than loss, cost or damage which is discovered (and not caused) by such investigation as a result of pre-existing conditions. This indemnity obligation of Buyer shall survive the termination of this Agreement for any reason.

      5.7 Buyer's Release of Seller. SELLER AND ITS PROPERTY MANAGER ARE HEREBY RELEASED FROM ALL RESPONSIBILITY AND LIABILITY REGARDING THE CONDITION (INCLUDING THE PRESENCE IN THE SOIL, AIR, STRUCTURES AND SURFACE AND SUBSURFACE WATERS, OF MATERIALS OR SUBSTANCES THAT HAVE BEEN OR MAY BE IN THE FUTURE DETERMINED TO BE TOXIC, HAZARDOUS, UNDESIRABLE OR SUBJECT TO REGULATION AND THAT MAY NEED TO BE SPECIALLY TREATED, HANDLED AND/OR REMOVED FROM THE PROPERTY UNDER CURRENT OR FUTURE FEDERAL, STATE AND LOCAL LAWS, REGULATIONS OR GUIDELINES), VALUATION, SALABILITY OR UTILITY OF THE PROPERTY, OR ITS SUITABILITY FOR ANY PURPOSE WHATSOEVER. BUYER ACKNOWLEDGES THAT ANY INFORMATION OF ANY TYPE WHICH BUYER HAS RECEIVED OR MAY RECEIVE FROM SELLER, ITS PROPERTY MANAGER OR THEIR RESPECTIVE AGENTS, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL REPORTS AND SURVEYS, IS FURNISHED ON THE EXPRESS CONDITION THAT BUYER SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF SUCH INFORMATION, ALL SUCH INFORMATION BEING FURNISHED WITHOUT ANY WARRANTY WHATSOEVER.


                                    ARTICLE 6
                 TITLE, SURVEY, CONDITIONS AND REPRESENTATIONS

      6.1 Promptly following the execution of this Agreement Seller shall provide Buyer with

            (a) an updated ALTA as-built survey of the Real Property certified to the Title Company and Buyer's lender (the Survey);

            (b) a commitment for an ALTA Owners Policy of Title Insurance showing Purchaser as insured, fee simple title to the Real Property as the insured estate and the Purchase Price as the insurance coverage amount (the Title Commitment). The Title Commitment shall be for a policy with extended coverage along with a commitment to issue a zoning endorsement and a contiguity endorsement, such additional charges beyond the cost of a standard policy shall be at Buyer's cost and expense; and

            (c) a Phase I Environmental Inspection Report prepared by Dames & Moore (the Phase I).

      If (i) any matter disclosed on the Survey; (ii) matters listed as exceptions in the Title Commitment; (iii) matters disclosed in the Phase I report; or (iv) matters disclosed in any property condition report delivered to Buyer pursuant to Section 5.2 (the Property Condition Report) are not each satisfactory to Buyer, it shall, within fourteen (14) days following receipt of the Title Commitment, provide Seller with written notice of such objections and if Seller is unable or unwilling to cure such objections, prior to the Diligence Date, Buyer may terminate this Agreement as provided in Section 5.3 above or waive such objection and proceed to Closing. In the event that the Phase I report or the Property Condition Report reveal property defects with an estimated remediation or repair cost of less than $10,000.00, then, upon the reasonable approval of Seller, Seller shall give Buyer a credit at Closing in the amount of the estimated remediation or repair cost up to $10,000.00; however, in no event shall this amount exceed $10,000.00. Seller shall in all events be obligated to cure all objections constituting mortgages or other voluntary encumbrances securing the repayment of money on or before the Closing Date. To enable Seller to convey, Seller may, at the Closing use the Purchase
Price or any portion thereof to clear title. Those exceptions or title deficiencies that appear on the Title Commitment are not objected to by Buyer shall be the Permitted Encumbrances.

      6.2 On the Closing Date, Seller shall convey by Warranty Deed to Buyer, title to all of the Real Property and the Improvements free and clear of all liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

            (a) The lien, if any, for real estate taxes not yet due and payable;

            (b) All matters listed on the Title Commitment and as would be disclosed on a current Survey and not objected to pursuant to Section 6.1 above;

            (c)   All Leases disclosed to Buyer;

            (d) All zoning, building and other laws applicable to the Property; and

            (e) All matters which arise after the effective date of the Title Commitment which are agreed upon or consented to by Buyer in writing.

      6.3 At the Closing, Seller shall assign the Leases and Contracts which are not to be terminated and intangible property, if any, to Buyer and Buyer shall assume Seller's obligations thereunder from and after the Closing Date and Seller shall convey the Personal Property to Buyer by quitclaim bill of sale.

      6.4   Representations and Warranties

            6.4.1 Seller hereby represents and warrants to Buyer as of the date of this Agreement as follows:

            (a) Organization and Power. Seller is a general partnership validly existing under the laws of the State of Illinois with all necessary legal power to enter into and perform its obligations hereunder and under any document or instrument required hereunder to be executed and delivered on behalf of Seller.

            (b) Authorization and Execution. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of Seller are necessary in order to permit it to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Seller and (assuming valid execution and delivery by Buyer) is a legal, solid and binding obligation of Seller enforceable against it in accordance with its terms.

            (c) Rent Roll. The rent roll attached hereto as Schedule C has been prepared by Seller's property manager based on the Leases and is true, accurate and complete in all material respects.

            (d) Governmental Notices. Seller has not received any written notice from a government agency that the location, construction, occupancy, operation, and use of the Property (including any improvements and equipment forming any part thereof) violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or similar body), or any restrictive covenant or deed restriction or zoning ordinance or classification affecting the Property, including, without limitation, all applicable building codes, flood disaster laws, and health and environmental laws and regulations (hereinafter sometime collectively called Applicable Laws). Seller has not received any written notice from a governmental agency that the Property and Seller are currently subject to any existing pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any Applicable Laws pertaining to health or the environment.

            6.4.2  The  representations  and  warranties  contained  in  Section
6.4.1(c) and (d) are hereby qualified to Seller's actual knowledge without further inquiry, except as provided below. Each representation or warranty contained in Section 6.4.1 is subject to being updated by Seller in writing on or before the Diligence Date and shall be deemed to have been amended and updated by any information delivered to or made available to Buyer and any other information obtained by Buyer in connection with its diligence (including but not limited to tenant estoppel certificates). For purposes of Section 6.4.1 actual knowledge of Seller without further inquiry shall mean the actual awareness of Rock M. D'Errico provided that such individual has no obligation to make further inquiry of any persons other than reasonable inquiry of its property manager.

            6.4.3 Buyer hereby represents and warrants to Seller as of the date of this Agreement as follows:

            (a) Organization and Power. Buyer is a __________________ organized, existing and in good standing under the laws of the State of ___________ and has the requisite power and authority to enter into and perform the terms of this Agreement.

            (b) Authorization and Execution. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of Buyer are necessary in order to permit it to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Buyer and (assuming valid execution and delivery by Seller) is a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms.

            6.4.4 The  representations  and  warranties  of Seller  contained in
Section 6.4.1 shall not survive Closing.

      6.5 The obligations of Buyer to consummate the transaction contemplated by this Agreement are subject to:

            (a) The representations and warranties made by Seller in this Agreement being true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date.


      6.6 The obligations of Seller to consummate the transaction contemplated by this Agreement are subject to:

            (a) The representations and warranties made by Buyer in this Agreement being true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date.


                                    ARTICLE 7
                                     CLOSING

      7.1 The consummation of the purchase and sale contemplated in this Agreement (the Closing) shall occur at the offices of the Title Company, on the date that is thirty (30) days after the Diligence Date (the Closing Date). It is agreed that time is of the essence in this Agreement.

      7.2 On the Closing Date Seller shall deliver or cause to be delivered each of the following items to Buyer:

            (a) A duly executed and acknowledged Warranty Deed conveying the Real Property and the Improvements to Buyer in the form attached hereto as Schedule G;

            (b) Duly executed quitclaim bill of sale conveying the Personal Property to Buyer in the form attached hereto as Schedule H;

            (c)  Duly  executed   assignment   and  assumption  of  Leases  (the
      Assignment of Leases) in the form attached hereto as Schedule I;

            (d) Duly executed assignment and assumption of Contracts, and intangible property (the Assignment of Contracts) in the form attached hereto as Schedule J;

            (e) Transfer tax statements (or similar affidavits or forms), if required of the Seller by local law to effect transfer or recordation of the Deed;

            (f) Certificate or certificates of non-foreign status from Seller in the form attached hereto as Schedule K;

            (g) Customary affidavits and indemnities sufficient for the Title Company to delete any exceptions for mechanics or materialmen's' liens from Buyer's title policy and such other affidavits relating to such title policy as the Title Company may reasonably request;

            (h) Counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of the Purchase Price as adjusted (the Closing Statement);

            (i) Original tenant estoppel certificates, to the extent received;

            (j) All business and accounting records pertaining to the operation of the Property in Seller's possession;

            (k) All original Leases and tenant correspondence in each case, if in Seller's possession;

            (l)   Keys to all locks which manager has in its possession;
      and

            (m) Notice letters from Seller to tenants of the sale of the Property and assignment of the Leases;

            (n) At Seller's expense (except for the cost of any endorsements which are to be paid by Buyer), an Owners Title Policy based on the Title Commitment; and

            (o) All documents customarily and reasonably required by Title Company confirming Seller's authority to sell the Property.

            (p) Such other instruments as Buyer or Buyer's lender may reasonably request to effectuate the transaction contemplated by this Agreement.

      7.3 On the Closing Date Buyer shall deliver or cause to be delivered at its expense each of the following to Seller:

            (a) Purchase Price for the Property, as such Purchase Price may have been further adjusted pursuant to the provisions of this Agreement and credited for any portion of the Escrowed Amount, including interest on the Escrowed Amount, paid to Seller, in the manner provided for in Article 3;

            (b)   Duly executed Assignment of Leases;

            (c)   Duly executed Assignment of Contracts;

            (d)   Counterpart original of the Closing Statement; and

            (e) Such other instruments as Seller may reasonably request to effectuate the transaction contemplated by this Agreement.


                                    ARTICLE 8
                            CASUALTY AND CONDEMNATION

      8.1 If the Improvements are materially damaged by fire or any other casualty and are not substantially restored to the condition immediately prior to such casualty before the Closing Date, Buyer shall have the following elections:

            (a) to purchase the Property in its then condition and pay the Purchase Price, in which event Seller shall pay over or assign to Buyer as the case may be, on the Closing Date, all amounts recovered or recoverable by Seller on account of any insurance as a result of such casualty plus the amount of any applicable deductible, less any amounts reasonably expended by Seller for partial restoration; or

            (b) if any portion of the Improvements shall have been substantially destroyed (in Buyer's sole and absolute discretion), to terminate this Agreement by giving notice of termination to Seller on or before that date which is thirty (30) days after the occurrence of the fire or other casualty or on the Closing Date, whichever occurs first, in which event the Title Company shall return the Escrowed Amount and all interest incurred on the Escrowed Amount to Buyer, this Agreement shall terminate and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). For purposes of this subparagraph (b), substantially destroyed shall mean damage, in Seller's reasonable judgment, greater than $500,000.

      8.2 If any portion of or interest in the Property shall be taken or is in the process of being taken by exercise of the power of eminent domain or if any governmental authority notifies Seller prior to the Closing Date of its intent to take or acquire any portion of or interest in the Property (each an Eminent Domain Taking), Seller shall give notice promptly to Buyer of such event and Buyer shall have the option to terminate this Agreement by providing notice to Seller to such effect on or before the date which is ten (10) days from Seller's notice to Buyer of such Eminent Domain Taking or on the Closing Date, whichever occurs first, in which event the Title Company shall return the Escrowed Amount to Buyer, this Agreement shall terminate, and neither Seller nor Buyer shall have any recourse against the other. If Buyer does not timely notify Seller of its election to terminate this Agreement, Buyer shall purchase the Property and pay the Purchase Price, and Seller shall pay over or assign to Buyer on delivery of the deed all awards recovered or recoverable by Seller on account of such Eminent Domain Taking, less any amounts reasonably expended by Seller in obtaining such award.

                                    ARTICLE 9
                              BROKERAGE COMMISSIONS

      Seller represents and warrants to Buyer that Seller has not used or employed any broker or brokers in connection with the negotiation, execution or consummation of the transaction contemplated by this Agreement other than Mr. Daniel Chalifoux (Seller's Agent). Seller will indemnify, defend and hold Buyer harmless from and against any claims of Seller's Agent for any commission, finders fee, or other compensation in connection with the transactions contemplated by this Agreement. Seller agrees to pay Seller's Agent its commission in accordance with a separate agreement between Seller and Seller's Agent.

      Buyer represents and warrants to Seller that Buyer has not used or employed any broker or brokers in connection with the negotiation, execution or consummation of the transaction contemplated by this Agreement.

      Buyer and Seller each hereby agree to indemnify, defend and hold the other harmless from and against any claims, losses, damages, costs, or expenses (including, but not limited to, reasonable Attorney's fees) of any kind or character which arise as a result of breach of the foregoing representation and warranty. This Section 9 shall survive the Closing or earlier termination of the Agreement.


                                   ARTICLE 10
                        DEFAULT, TERMINATION AND REMEDIES

      10.1 In the event that Seller shall have failed in any material respect adverse to Buyer on the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Seller on or before the Closing Date, Buyer shall have the following remedies, (i) the right to take any and all legal actions necessary to compel Seller's specific performance hereunder (it being acknowledged that damages at law would be an inadequate remedy), and to consummate the transaction contemplated by this Agreement in accordance with the provisions of this Agreement (such conveyance shall be deemed to satisfy and waive any other remedy) or (ii) the right to terminate this Agreement and receive the Escrowed Amount.

      10.2 In the event that Buyer shall have failed in any material respect adverse to Seller on the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Buyer on or before the Closing Date, or if Buyer defaults in its obligation to close hereunder, Seller shall be entitled to receive the Escrowed Amount as liquidated damages, in lieu of all other remedies available to Seller at law or in equity for such default, and Buyer shall direct the Title Company to release the Escrowed Amount to Seller. Seller and Buyer agree that the damages resulting to Seller as a result of such default by Buyer as of the date of this Agreement are difficult or impossible to ascertain and the liquidated damages set forth in the preceding sentence constitute Buyer's and Seller's reasonable estimate of such damages.


                                   ARTICLE 11
                                  MISCELLANEOUS

      11.1 Buyer may only assign or transfer its rights under this Agreement to an entity owned, or controlled by Buyer or which owns or controls Buyer. The covenants and agreements contained in this Agreement shall extend to and be obligatory upon the permitted successors and assigns of the respective parties to this Agreement.

      11.2 Except as otherwise specifically provided herein, any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed given if (i) delivered by hand during regular business hours, (ii) sent by United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by a reputable overnight express mail service that provides tracing and proof of receipt or refusal of items mailed, or (iv) sent by telecopier or facsimile transmission with confirmation copy by notice methods (i), (ii) or (iii) above addressed to Seller or Buyer, as the case may be, at the address or addresses set forth below or such other addresses as the parties may designate in a notice similarly sent. Any notice given by a party to Title Company shall be simultaneously given to the other party. Any notice given by a party to the other party relating to its entitlement to the Escrowed Amount shall be simultaneously given to the Title Company.

(1)   If to Buyer:

            Ms. Keiko Iseda
            c/o Kampai Restaurant
            2330 S. Elmhurst Road
            Mt. Prospect, IL 60056
            Telecopy: (847) 640-6760

      with a copy to:

            Drost & Kivlahan, Ltd.
            11 S. Dunton Avenue
            Arlington Heights, IL 60005
            Attention: George T. Drost, Esq.
            Telecopy: (847) 577-2204

(2) If to Seller:

            Chicago Colony Square Associates
            c/o PaineWebber Income Properties Seven Limited Partnership 265 Franklin Street, 16th Floor
            Boston, MA 02110
            Attention: Mr. Rock D'Errico
            Telecopy: (617) 478-4725

            and

            Chicago Colony Square Company, Ltd.
            c/o Paragon Group
            1401 South Brentwood Boulevard
            St. Louis, MO 63144
            Attention: Mr. Lewis A. Levey
            Telecopy: (314) 963-9715

      with a copy to:

            Goodwin, Procter and Hoar  LLP
            Exchange Place
            Boston, Massachusetts 02109
            Attention: Andrew C. Sucoff, Esq.
            Telecopy: (617) 277-8591

(3) If to the Title Company:

            Ticor Title Insurance Company
            203 North LaSalle Street
            Suite 1390
            Chicago, Illinois 60601
            Attention:  Jim Kelsch
            Telecopy: (312) 621-5062


      11.3 Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

      11.4 The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend, limit or otherwise define or construe the meaning of the language of this Agreement.

      11.5 Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      11.6 This Agreement may be amended only by a written instrument executed by Seller and Buyer (or Buyer's assignee or transferee).

      11.7 This Agreement embodies the entire agreement between Seller and Buyer with respect to the transaction contemplated in this Agreement, and there have been and are no covenants, agreements, representations, warranties or restrictions between Seller and Buyer with regard thereto other than those set forth or provided for in this Agreement.

      11.8 This Agreement shall be construed under and in accordance with the laws of the State of Illinois.

      11.9 This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Buyer and Seller are not signatory to the same counterpart.

      11.10 The Title Company has executed this Agreement only for the purpose of agreeing to perform the duties assigned to it under this Agreement. Prior to the Diligence Date, Title Company is hereby authorized and directed to release the Escrowed Amount to Buyer promptly upon Buyer's written request, without joinder by Seller and not withstanding any objection interposed by Seller. This Agreement shall terminate upon any such request from Buyer pursuant to Section
5.3 above. From and after the Diligence Date the Title Company shall, upon receiving a copy of a notice given by a party in accordance with this Agreement claiming entitlement to all or a portion of the Escrowed Amount, give a notice to the other party that such claim of entitlement has been made. If the Escrowed Amount is in the form of a letter of credit and the expiry thereof has not been extended, Title Company shall cause the letter of credit to be drawn upon and hold the proceeds as the Escrowed Amount. The Title Company shall not cause or permit any portion of the Escrowed Amount to be disbursed until the expiration of five (5) days of giving such notice whereupon, if the party to whom such notice was given has not given the Title Company notice of its objection to a disbursement in accordance with the claim of entitlement, the Title Company shall cause a disbursement of the Escrowed Amount as requested. If such party timely objects, however, the Title Company shall retain the Escrowed Amount and not disburse any portion of the same unless directed by the mutual written direction of the parties. The Title Company shall at all times disburse the Escrowed Amount as required in a mutual written direction of the parties.

      11.11 In the event of any disagreement between the parties, the Title Company shall retain all deposits pending instructions mutually agreed to by Seller and Buyer. In the event there is no mutual agreement by Seller and Buyer for disbursements, the Title Company shall hold said deposits pending a court order to disburse. The Title Company may conclusively rely on the authenticity, validity and effectiveness of any writing delivered to it, and Title Company shall not be obligated to make any investigation or determination, except as provided in the case of disputes as to the truth and accuracy of any information contained therein. Buyer and Seller agree to defend, indemnify and hold Title Company harmless from any liabilities, suits, claims, or expenses arising from or out of or in connection with Title Company's acts or failure to act hereunder, unless caused or created as a result of Title Company's gross negligence, and Title Company shall be entitled to reimbursement by Buyer and/or Seller for all reasonable costs and expenses incurred in the performance of its duties hereunder including, without limitation, all out-of-pocket expenses and reasonable Attorney's fees of counsel retained by Title Company. Any such costs and expenses not paid by the parties after billing and supporting documentation by Title Company may be paid by Title Company out of the Escrowed Amount. If there is a settlement by Buyer and Seller prior to a court order, Buyer and Seller will share equally in the expenses incurred by the Title Company. Otherwise, the non-prevailing party shall assume full responsibility for the Title Company's expenses. Title Company is not required to advance or expend or risk its own funds or otherwise incur personal liability in performance of its duties hereunder and it may require advancement of funds by the parties.

      11.12 Time is expressly declared to be of the essence of this Agreement.

      11.13 The obligations of Seller hereunder shall be binding only on the Property and neither Buyer nor anyone claiming by, through or under Buyer shall be entitled to obtain any judgment extending liability beyond the Property or creating personal liability on the part of the officers, directors, shareholders, or agents of Seller or any of their successors. The obligations of Buyer hereunder shall be binding only on the assets of Buyer and neither Seller nor anyone claiming by, through or under Seller shall be entitled to obtain any judgment creating personal liability on the part of the partners, officers, shareholders, or agents of Buyer or any of their successors or any affiliated entities.

      11.14 As used herein, the term business day shall mean any day other than on Saturday, Sunday, or federal holiday.


      11.15 Property Conveyed AS IS. (a) NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER AND ITS PROPERTY MANAGER HAVE NOT MADE AND ARE NOT NOW MAKING, AND THEY SPECIFICALLY DISCLAIM, ANY OTHER WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (I) MATTERS OF TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE SET FORTH IN THE DEED (HEREINAFTER DEFINED) TO BE DELIVERED AT CLOSING), (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES, (IV) WHETHER, AND TO THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (V) DRAINAGE, (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOLID REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VII) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (VIII) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (IX) USAGES OF ADJOINING PROPERTY, (X) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF,
(XI) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, (XII) THE PRESENCE OF HAZARDOUS SUBSTANCES IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY,
(XIII) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (XIV) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XV) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE REAL PROPERTY,
(XVI) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY, (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, (XVIII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THAT PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON SELLER'S OR ITS PROPERTY MANAGERS SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE), OR (XIX) TAX CONSEQUENCES.

            (b) BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ITS PROPERTY MANAGER OR ANY OF THEIR RESPECTIVE AGENTS, EXPECT AS EXPRESSLY SET FORTH HEREIN, AND ACKNOWLEDGES THAT NO OTHER SUCH REPRESENTATIONS HAVE BEEN MADE. BUYER
REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS IN PURCHASING THE PROPERTY. BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS BUYER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY AS IS, WHERE IS, WITH ALL FAULTS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS SECTION 11.4(B) SHALL EXPRESSLY SURVIVE THE CLOSING, NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND SHALL BE INCORPORATED INTO THE DEED. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE AS IS NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. BUYER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.
                                --------------
                                Buyer's Initials

                                   ARTICLE 12
                           IRS FORM 1099-S DESIGNATION

      12.1 In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (1) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Schedule D at or prior to the Closing to designate the Title Company (the Designee) as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the IRS) on IRS Form 1099-S; (2) to provide the
Designee with the information necessary to complete Form 1099-S; (3) that the Designee shall not be liable for the actions taken under this Agreement, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Designee; and (4) that the Designee shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken hereunder, except as they may be the result of gross negligence or willful misconduct on the part of the Designee. The Designee shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

      IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

                                     SELLER:

                                    Chicago Colony Square Associates

                                    By:   Chicago Colony Square Company, Ltd.

                                          By:  /s/ Lewis A. Levey
                                               ------------------
                                          Name:  Lewis A. Levey
                                          Title:   President

                                    By:   PaineWebber Income Properties Seven
                                          Limited Partnership, its
                                          General Partner

                                          By:   Seventh Income
                                                Properties Fund, Inc.,
                                                its General Partner

                                                By:  /s/ Rock M. D'Errico
                                                     --------------------
                                                Name:  Rock M. D'Errico
                                                Title:   Vice President

                                     BUYER:

                                   Keiko Iseda

                                    By:   /s/ Keiko Iseda
                                          ---------------

                                    TITLE COMPANY:

                                    Ticor Title Insurance Company

                                    By:   /s/ Christine A. Hathaway
                                          -------------------------
                                    Name:  Christine A. Hathaway
                                    Title:  National Escrow
                                            Closer/Coordinator

                First Amendment to Purchase and Sale Agreement

      This First Amendment to Purchase and Sale Agreement is entered into as of this 1st day of September, 1998 by and among Chicago Colony Square Associates, an Illinois general partnership (Seller), Keiko Iseda, an individual residing at 816 South Burton, Arlington Heights, Illinois (Buyer) and HANJO, L.L.C., an Illinois limited liability company (the Assignee), for the purpose of amending that certain Purchase and Sale Agreement dated as of July 9, 1998 (the Agreement) between Seller and Buyer with respect to the Property described therein known as Colony Square Shopping Center. Capitalized terms used in this Agreement, if not otherwise defined, shall have the same meaning as in the Agreement.

      WHEREAS, the Diligence Date described in paragraph 5 below expires on this date, and Buyer and Seller have agreed to extend the Diligence Date as described below; and

      WHEREAS, Buyer desires to assign to Assignee all of her right, title and interest as Buyer under or in connection with the Agreement, including without limitation, all right, title and interest of the Buyer to the Escrowed Amount;

      NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Buyer, Seller and Assignee hereby agree as follows:

      1. Diligence Date. Pursuant to Section 5.3 of the Agreement, Buyer hereby gives notice of satisfaction of due diligence matters relating to the Property, with the exception of the physical condition of the Property as it relates to environmental matters. Buyer and Seller agree to extend the Diligence Date as it relates to environmental matters at the Property to Friday, September 11, 1998. Buyer shall continue to have the right to terminate this Agreement with respect to its obligations to purchase of the Property for any reason relating to the physical condition of the Property as it relates solely to environmental matters at any time up to and including Friday, September 11, 1998, such right to be exercised in accordance with Section 5.3 of the Agreement.

      2. Closing Date. Buyer and Seller agree that the Closing Date shall be Monday, October 12, 1998, or such other date as the parties shall mutually agree upon in writing.

      3. Assignment. Buyer hereby assigns to Assignee all of her right, title and interest as Buyer under or in connection with the Agreement, including without limitation, all right, title and interest of the Buyer to the Escrowed Amount and Assignee hereby assumes and agrees to perform all of Buyers obligations and liabilities under or in connection with the Agreement, including without limitation, all obligations and liabilities in connection with the Escrowed Amount.

      Executed as a sealed instrument as of the date set forth above.

                              SELLER:

                              CHICAGO COLONY SQUARE ASSOCIATES,
                              an Illinois general partnership

                              By:   Chicago Colony Square Company, Ltd.

                                    By:   /s/ Lewis A. Levey
                                         -------------------
                                          Lewis A. Levey


                              By: PaineWebber Income Properties Seven Limited Partnership, a Delaware limited partnership

                                    By:   Seventh Income Properties, Inc.,
                                          a Delaware corporation

                                          By:  /s/ Rock M. D'Errico
                                               --------------------
                                          Name:  Rock M. D'Errico
                                          Title:   Vice President

                              BUYER:

                              KEIKO ISEDA

                              By:   /s/ Keiko Iseda
                                    ---------------



                              ASSIGNEE:

                                  HANJO, L.L.C.

                              By:   /s/ Keiko Iseda
                                    ---------------
                              Name: Keiko Iseda
                              Title: President

                Second Amendment to Purchase and Sale Agreement

      This Second Amendment to Purchase and Sale Agreement is entered into as of this 27th day of October, 1998 by and among Chicago Colony Square Associates, an Illinois general partnership (Seller), and HANJO, L.L.C., an Illinois limited liability company (Buyer), for the purpose of amending that certain Purchase and Sale Agreement dated as of July 9, 1998 as amended by that certain First Amendment to Purchase and Sale Agreement dated as of September 1, 1998 (as amended, the Agreement) between Seller and Buyer with respect to the Property described therein known as Colony Square Shopping Center. Capitalized terms used in this Agreement, if not otherwise defined, shall have the same meaning as in the Agreement.

      WHEREAS, the Diligence Date as it relates to environmental matters only expires on this date, and Buyer and Seller have reached an agreement with respect to remediation of the environmental contamination at the Star Cleaners site;

      NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Buyer and Seller hereby agree as follows:

      1.    Buyer's Assumption of Liability; Release of Claims and Indemnity.

            (a) Buyer acknowledges that it has had an opportunity to review available documents concerning environmental matters affecting the Property and to conduct such other investigations of environmental matters as it deems necessary.

            (b) Upon the sale and purchase of the Property, Buyer shall (i) assume responsibility for Remediation of the environmental contamination as specifically described in the Focused Phase II Environmental Site Investigation/Remediation (the Report) prepared by Dames & Moore dated October 8, 1998 (Remediation) and (ii) be obligated to carry out the Remediation in a timely manner. In addition, upon the sale and purchase of the Property, Buyer and anyone claiming by, through or under Buyer shall relinquish any rights which it may have against Seller at any time, and shall release Seller from any and all claims which it may have at any time, with respect to the Remediation and environmental contamination by the chemicals described in the Report under any common law theory, or any law, regulation, rule, ordinance, or by-law at the federal, state or local level, whether existing as of the date hereof, previously enforced or subsequently enacted.

            (c)  Buyer  agrees  to  indemnify  and  hold  harmless  Seller,  its officers, employees, agents, successors, and assigns (the Indemnitees), against and in respect of, any and all damages, losses, liabilities, expenses, costs, claims, actions, suits, proceedings, assessments, orders, judgments, fines, and penalties, which may be imposed upon, incurred by, or asserted against any of the Indemnitees by any other party or parties (including, without limitation, a governmental entity) relating directly to the Remediation.

      2. Credit at Closing. Seller hereby agrees to give Buyer a credit at Closing in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) so that Buyer may carry out the Remediation. Seller reserves any rights it may have against Star Cleaners and/or previous tenants at the Star Cleaners site for claims relating to the Remediation and the environmental contamination at the Star Cleaners site.

      3. Closing Date. Buyer and Seller hereby (i) acknowledge that all conditions to Closing have been satisfied and (ii) agree that the Closing Date shall be Monday, November 16, 1998, or such other date as the parties shall mutually agree upon in writing.

      Executed as a sealed instrument as of the date set forth above.

                              SELLER:

                              CHICAGO COLONY SQUARE ASSOCIATES,
                              an Illinois general partnership

                              By:   Chicago Colony Square Company, Ltd.

                                    By:   /s/ Lewis A. Levey
                                          ------------------
                                          Lewis A. Levey

                              By:   PaineWebber Income Properties Seven
                                    Limited Partnership, a Delaware
                                    limited partnership

                                    By:   Seventh Income Properties, Inc.,
                                          a Delaware corporation

                                          By:  /s/ Rock M. D'Errico
                                               --------------------
                                          Name:  Rock M. D'Errico
                                          Title:   Vice President


                              BUYER:

                                  HANJO, L.L.C.

                              By:   /s/ Keiko Iseda
                                    ---------------
                              Name:  Keiko Iseda
                              Title:  President

                         Special Warranty Deed


      Know all men by these presents that, Chicago Colony Square Associates (Grantor), an Illinois general partnership with an address c/o PaineWebber Properties, 265 Franklin Street, Boston, MA 02110, for and in consideration of Two Million Three Hundred Thousand Dollars ($2,300,000.00), in hand paid does remise, release, alien and convey to HANJO, L.L.C. (Grantee), an Illinois limited liability company with an address c/o The Kampai Restaurant, 2330 South Elmhurst Road, Mount Prospect, IL 60056, the land and improvements legally described in Exhibit A attached hereto and incorporated herein with all appurtenances thereunto belonging, subject to and excepting all encumbrances of record.

      TO HAVE AND TO HOLD the above-described property, unto said Grantee and Grantees successors and assigns forever; and Grantor does hereby bind itself and its successors and assigns against every person whomsoever lawfully claiming the same or any part thereof by, through or under Grantor but not otherwise.

      WITNESS my hand and seal this 7th day of November, 1998.



                                          GRANTOR:

                                          CHICAGO COLONY SQUARE
                                          ASSOCIATES

                                          By:   Chicago Colony Square
                                                Company, Ltd., general
                                                partner


                                          By:   /s/ Lewis A. Levey
                                                ------------------
                                                Name:  Lewis A. Levey
                                                Title:  President

                                                By:   PaineWebber
                                                Income Properties Seven
                                                Limited Partnership,
                                                general partner

                                                By:   Seventh Income
                                                      Properties Fund,
                                                      Inc., its
                                                      managing general
                                                      partner



                                                By:  /s/ Rock M. D'Errico
                                                     --------------------
                                                Name:  Rock M. D'Errico
                                                Title:   Vice President

           Assignment and Assumption of Leases and Security Deposits



            THIS ASSIGNMENT OF LEASES AND SECURITY DEPOSITS (Assignment) is made and entered into effective this 17th day of November, 1998, by and between CHICAGO COLONY SQUARE ASSOCIATES, an Illinois general partnership (Assignor) and HANJO, L.L.C., an Illinois limited liability company, (Assignee).

            The parties enter into this Assignment on the basis of and in reliance upon the following facts:

      A. Assignor has conveyed contemporaneously herewith to Assignee that certain improved parcel of land located in the Mount Prospect, Illinois, more particularly described on EXHIBIT A attached hereto and by this reference incorporated herewith (the Property).

      B. Assignor has previously, in its capacity as owner of the Property, entered into certain occupancy leases at the Property, which are currently in force and effect, as described in EXHIBIT B attached hereto and by this reference incorporated herewith (Leases).

      C. Assignor now desires to assign and transfer to Assignee all of the Leases, together with any security deposits paid pursuant to the terms thereof and listed on EXHIBIT B attached hereto and made a part hereof for all purposes, and Assignee desires to accept the Leases and all of Assignors right, title, interest and obligations in, to and under the Leases, as set forth herein.

            NOW, THEREFORE, in consideration of (i) Ten Dollars ($10.00) and other good and valuable cash consideration and (ii) the mutual covenants and promises of the parties provided for herein, Assignor and Assignee agree as follows:

      1. Assignment. Assignor hereby assigns all of its right, title and interest in, to and under the Leases and any security deposits paid pursuant thereto as set forth on EXHIBIT B to Assignee.

      2. Assumption. Assignee hereby accepts said assignment and assumes all of the obligations of Assignor under the Leases from and after the date hereof.

      IN WITNESS WHEREOF, the undersigned parties have executed this Assignment effective as of the 17th day of November, 1998.


                                    ASSIGNOR:

                                    CHICAGO COLONY SQUARE ASSOCIATES

                                    By:   PaineWebber Income Properties
                                          Seven Limited Partnership,
                                          general partner

                                          By:   Seventh Income
                                                Properties Fund, Inc.,
                                                its managing general
                                                partner


                                                By:  /s/ Rock M. D'Errico
                                                     ---------------------
                                                Name:  Rock M. D'Errico
                                                Title:   Vice President

                                    By:   Chicago Colony Square
                                          Company, Limited Partnership,
                                          general partner


                                          By: /s/ Lewis A. Levey
                                              ------------------
                                          Name:  Lewis A. Levey
                                          Title:  President


                                    ASSIGNEE:

                                    HANJO, L.L.C.



                                    By:   /s/ Keiko Iseda
                                          ---------------
                                    Name:  Keiko Iseda
                                    Title:  President

            Assignment and Assumption of Contracts and Intangibles

      This Assignment and Assumption of Contracts and Intangibles (this Assignment) is made and entered into as of this 17th day of November, 1998, by and between Chicago Colony Square Associates, an Illinois general partnership, (Assignor), and HANJO, L.L.C., an Illinois limited liability company (Assignee).

                                   WITNESSETH:

      Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignors estate, right, title and interest in and to the following:

      1. all licenses, permits, certificates of occupancy, approvals, entitlement, dedications, and subdivision maps issued, approved or granted by any governmental authorities or otherwise in connection with the real property known as Colony Square Shopping Center (Property) described in Exhibit A attached hereto; the use of the name Colony Square Shopping Center and any other trade names, trademarks, and logos used by Assignor in the operation and identification of the Property; all development rights and other intangible rights, titles, interests, privileges and appurtenances of Assignor related to or used in connection with the Property and its operation; and all licenses, consents, easements, rights of way and approvals issued, approved or granted by any private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to the Property (collectively, Licenses and Permits);

      2. all plans and specifications respecting any buildings or improvements located on the Property; and all building inspection reports pertaining to the Property which are owned by and within the possession or control of Assignor (collectively, Records and Plans);

      3. all warranties and guaranties in effect with respect to the Property and all contracts for services and all operating agreements currently in effect with respect to the Property (the Contracts); and

      4. the interest of Assignor in all other intangible personalty relating to the use and operation of the Property including good will if any (the Intangibles).

      Assignor makes no warranties of any kind or nature, express or implied, regarding the Licenses and Permits, Records and Plans and Contracts and Intangibles.

      Assignee hereby assumes the performance of all of the terms, convents and conditions imposed upon Assignor under the Licenses and Permits, Records and Plans and Contracts arising on or after the date of delivery of this Assignment. Assignor shall be responsible for the performance of all of the terms, covenants and conditions imposed upon Assignor under the Licenses and Permits, Records and Plans and Contracts arising prior to the date of delivery of this Assignment.

      This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, and all of such counterparts, taken together, shall constitute one and the same instrument.

      The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first written above.



                                    ASSIGNOR:

                                    CHICAGO COLONY SQUARE ASSOCIATES

                                    By:   PaineWebber Income Properties
                                          Seven Limited Partnership,
                                          general partner

                                          By:   Seventh Income
                                                Properties Fund, Inc.,
                                                its managing general
                                                partner


                                                By:  /s/ Rock M. D'Errico
                                                     ---------------------
                                                Name:  Rock M. D'Errico
                                                Title:   Vice President


                                    By:   Chicago Colony Square
                                          Company, Ltd., general partner


                                          By:  /s/ Lewis A. Levey
                                               ------------------
                                          Name:  Lewis A. Levey
                                          Title:  President


                                    ASSIGNEE:

                                    HANJO, L.L.C.


                                    By:   /s/ Keiko Iseda
                                          ----------------
                                          Name:  Keiko Iseda
                                          Title:  President

                                  Bill of Sale


      This Bill of Sale is made as of this 17th day of November, 1998 from Chicago Colony Square Associates, an Illinois general partnership, having an office at c/o PaineWebber Properties Incorporated, 265 Franklin Street, Boston, Massachusetts 02110 (the Seller) to HANJO, L.L.C., an Illinois limited liability company, having an office at 2330 South Elmhurst Road, Mt. Prospect, Illinois 60056 (the Purchaser).

      WHEREAS, in connection with the conveyance of the real property commonly known as Colony Square Shopping Center, Mount Prospect, Illinois, (the Real Property), Seller is obligated to convey, transfer, set over and assign to Purchaser all of the Sellers right, title and interest, if any, in and to all personal property owned by Seller located at the Real Property, including all furniture, carpeting, appliances, equipment, machinery, inventories, supplies, signs and other tangible personal property of every kind and nature, if any, owned by Seller and installed, located at and used in connection with the ownership, occupation and operation of the Real Property, including, without limitation, the personal property listed on Schedule A attached hereto, but specifically excluding (i) any items of personal property owned by tenants at or on the Real Property, and (ii) any items of personal property owned by third parties and leased to Seller (collectively Personal Property).

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller does hereby sell, deliver, transfer, set over and assign unto Purchaser the Personal Property in its as is condition without express or implied warranty of any kind or nature except as expressly set forth in the Purchase and Sale Agreement by and between Seller and Purchaser, to have and to hold the same unto Purchaser and the Purchasers successors and assigns, forever.

      EXECUTED UNDER SEAL as of the date first written above.

                                    CHICAGO COLONY SQUARE ASSOCIATES

                                    By:   PaineWebber Income Properties
                                          Seven Limited Partnership,
                                          general partner

                                          By:   Seventh Income
                                                Properties Fund, Inc.,
                                                its managing general
                                                partner


                                                By:  /s/ Rock M. D'Errico
                                                     --------------------
                                                Name:  Rock M. D'Errico
                                                Title:   Vice President


                                    By:   Chicago Colony Square
                                          Company, Ltd, general partner


                                          By:   /s/ Lewis A. Levey
                                                ------------------
                                          Name:  Lewis A. Levey
                                          Title:  President

                           Closing Statement

               CHICAGO COLONY SQUARE ASSOCIATES (Seller)
                                sale to

                         HANJO, L.L.C. (Buyer)

                     Colony Square Shopping Center
                        Mount Prospect, Illinois

--------------------------------------------------------------------------------
Funds Due to Seller
--------------------------------------------------------------------------------
Purchase Price                                                $2,300,000.00

Deductions

      Credit for Property Condition         $10,000.00
      Credit for Remediation               $150,000.00
      Deposit & Interest (held by
        Title Company)                      $75,609.48
      Rent                                  $22,143.00
      Security Deposits                     $30,732.00
      Real Estate Taxes                    $168,451.97
      Total Deductions                     $456,936.45         ($456,936.45)

Additions

      Items Paid in Advance                    $464.38
      Total Additions                          $464.38              $464.38

Gross Funds Due To Seller                                     $1,843,527.93
                                                              =============

Sellers Disbursements

      Sellers Closing Costs
        (see schedule)                     $905,594.12
      Total Sellers Disbursements          $905,594.12         ($905,594.12)

Net Funds Due to Seller                                         $937,933.81
                                                                ===========

Deposits Plus Interest Released
   by Title Co. to Seller                                        $75,609.48
                                                                 ==========

Total Funds Due to Seller                                     $1,013,543.29
                                                              =============

Funds Due from Buyer
Purchase Price                                                $2,300,000.00

Deductions

      Credit for Property Condition         $10,000.00
      Credit for Remediation               $150,000.00
      Deposit & Interest (held by
        Title Company)                      $75,609.48
      Rent                                  $22,143.00
      Security Deposits                     $30,732.00
      Real Estate Taxes                    $168,451.97
      Total Deduction                      $456,936.45         ($456,936.45)

Additions

      Items Paid in Advance                    $464.38
      Total Additions                          $464.38              $464.38

Net Funds Due From Buyer                                      $1,843,527.93
                                                              =============

Buyers Disbursements

      Buyers Closing Costs                  $63,073.50
      Total Buyers Disbursements            $63,073.50           $63,073.50

Total Funds Due From Buyer                                    $1,906,601.43
                                                              =============

                         Sellers Closing Costs

State Transfer Tax                           $2,300.00

County Transfer Tax                          $1,150.00

Recording Charges (to clear title)             $100.00

Cost of Standard Owners                      $1,530.00
Title Policy

One-Half of Escrow and Closing Fees            $300.00

Survey                                        (POC)

Environmental Report                          (POC)


Broker's Fee                                $23,000.00

UNUM Loan Payoff                           $877,214.12


Total:                                     $905,594.12
                                           ===========